Exhibit 10-25

ENERGY EAST CORPORATION

DIRECTOR'S CHARITABLE GIVING PROGRAM

PROGRAM SUMMARY

PURPOSE

  The purpose of the Energy East Corporation (the "Corporation") Director's Charitable Giving Program (the "Program") is to attract highly qualified individuals to serve as Directors and recognize the interest of the Corporation and its Directors in supporting worthy educational institutions and other charitable organizations.

ELIGIBILITY

  All Directors of the Corporation as of June 13, 2003, are immediately eligible to participate in the Director's Charitable Giving Program. Any Director elected to the Board after that date will immediately be eligible to participate in the Program when he or she is elected to the Board.

CONTRIBUTION TO RECOMMENDED BENEFICIARY

  The Corporation will contribute $250,000 on behalf of each participating Director, to be allocated in accordance with the Director's recommendation among up to two eligible charitable organizations.

  The donation(s) will be made in the Director's name, in minimum amounts of $100,000 per organization.

  The donation(s) on behalf of a Director will be made in ten equal annual installments, with the first installment to be made as soon as is practicable following the Director's death. Subsequent annual donation installments will be made during a pre-determined month each year.

  If a Director recommends more than one organization to receive a donation, each will receive a prorated portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director. For example, if a Director recommends one organization to receive a $150,000 donation and another organization to receive $100,000, the $150,000 organization will receive 60% of each annual installment and the other organization will each receive 40% of each installment.

VESTING

  A Director will be fully vested in the Program: (a) upon the completion of five years of service as a Director, (b) in the event he or she terminates service due to death, disability, or other circumstances as deemed appropriate by the Board, or (c) if there is a Change in Control of the Corporation. For a Director who is not fully vested, the donation amount will be determined in accordance with the following schedule:

VESTING DATE	DONATION AMOUNT

Completion of one year of Board service	$ 50,000
Completion of two years of Board service	100,000
Completion of three years of Board service	150,000
Completion of four years of Board service	200,000
Completion of five years of Board service	250,000

  For persons serving as Directors as of June 13, 2003, Board service prior to June 13, 2003 will be counted as vesting service.

RECOMMENDATION OF BENEFICIARY

  Each Director will complete a Beneficiary Recommendation Form to recommend the charitable organization(s) to receive a donation from the Corporation under the provisions of this Program. The form will be acknowledged by the Corporation, and a copy will be returned to the Director.

  Each Director may recommend a single organization to receive a $250,000 donation, or up to two organizations to receive donations aggregating $250,000. Each recommended organization must be recommended to receive a donation of at least $100,000.

  In order to be eligible to receive a donation, a recommended organization initially, and at the time each donation installment is to be made, must qualify to receive income tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Corporation's Compensation and Management Succession Committee (the "Committee"). In addition, 100% of your donation amount must be allocated to qualifying organization(s) located within a state in which an Energy East Corporation affiliate operates. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A Director's private foundation is not eligible to receive donations under the Program.

  The recommendation of a beneficiary may be revoked or revised by a Director at any time. If a Director wishes to revise or revoke a beneficiary recommendation, the Director will complete a new Beneficiary Recommendation Form which will be acknowledged by the Corporation and a copy returned to the Director.

  If any organization recommended by a Director to receive a donation ceases to meet the requirements of a Program beneficiary, and if a revised Beneficiary Recommendation Form is not submitted by the Director, the amount recommended for the particular organization which does not meet the eligibility requirements shall be divided among the Director's remaining recommended qualified organizations on a prorated basis. If all the organizations selected by a Director cease to qualify, the Corporation will select the organization(s) to receive the donation(s) on behalf of the Director. However, the Corporation reserves the right not to select an organization to receive the donation(s).

  A Director may request the Corporation to notify an organization that it has been selected by the Director to receive a donation by checking the appropriate box in Section I of the Beneficiary Recommendation Form. If a Director requests that an organization be notified, the Corporation will send the organization a notification letter similar to the one included as Attachment A (p.5).

MISCELLANEOUS PROVISIONS

  In order to financially support the Program, the Corporation may purchase a life insurance policy or policies insuring the lives of the Directors. The Corporation will be the owner and beneficiary thereof. Neither the Directors nor the charitable organizations selected by the Directors will have any rights or beneficial ownership interests in any such policy or policies acquired by the Corporation.

  In order to participate in the Program, an eligible Director must complete all required enrollment forms and procedures, including providing any requested health and medical history information and submitting to any required medical exams or tests (if life insurance is acquired). The Program will not be effective for any Director until he or she completes all enrollment procedures.

  A Director's rights and interests under the Program may not be assigned or transferred.

  Any expenses of the Program will be borne by the Corporation.

  The Program effective date will be June 13, 2003. However, the recommendation of an individual Director will not be effective until he or she completes all enrollment requirements as outlined above.

  The Program may be amended, suspended or terminated at any time by the Corporation's Board of Directors.

  If there is a Change in Control of the Corporation, all Directors serving on the Board at the time of the Change in Control shall become immediately vested. Also, the Program will thereafter become irrevocable for all Directors (and vested former Directors) then participating in the Program.

ATTACHMENT A
SAMPLE LETTER TO RECOMMENDED BENEFICIARY

[Date]

Name, Title
Organization Name
Address
City, State Zip

Dear ___________:

     We are pleased to inform you that [Director's Name], a member of Energy East Corporation's Board of Directors and a participant in the Company's Director's Charitable Giving Program, has recommended your organization as a potential beneficiary of $_______. Under the provisions of the Program, the donation will be made to your organization in ten equal annual installments by Energy East Corporation. The first installment of the donation will be made as soon as is practicable following [his/her] death. Subsequent annual donation installments will be made during a pre-determined month each year.

     There is no action required on the part of your organization to participate in this Program. However, your organization must continue to meet the Program beneficiary eligibility requirements in order to be eligible to receive the donation. In addition, Energy East Corporation retains the right to amend, suspend, or terminate the Program at any time. A brief summary of the Program is attached so that you can be aware of the eligibility requirements and other important elements of our Program.

     We are delighted that your organization has been recommended for a future donation, and we are pleased to be able to support the personal commitment of [Director's Name] to your activities.

Best Regards,

cc:     [Director's Name]

bcc:  Paul Karakantas

ENERGY EAST CORPORATION
DIRECTOR'S CHARITABLE GIVING PROGRAM
PROGRAM SUMMARY FOR RECOMMENDED BENEFICIARY

OVERVIEW

The Program allows each Director to recommend a Corporation donation to his or her selected charitable organization. The donation will be made by Energy East Corporation (the "Corporation"), in the Director's name, in ten equal installments. The first installment will be made as soon as is practicable following the Director's death. Subsequent annual donation installments will be made during a pre-determined month each year.

DONATION AMOUNT

Ordinarily, a Director must have five years of service as a Director (including service prior to adoption of the Program) for the full donation to be made on his or her behalf; otherwise, a reduced donation will be made on the Director's behalf. However, the full donation amount will be made on behalf of a Director who terminates Board service as a result of death, disability, or other circumstances as deemed appropriate by the Board.

BENEFICIARY REQUIREMENTS

In order to be eligible to receive a donation, a recommended organization must qualify to receive income tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Corporation's Compensation and Management Succession Committee. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A recommended organization must satisfy the beneficiary eligibility requirements at the time it is recommended by a Director, and must continue to meet the eligibility requirements until each donation installment is made.

REVOCATION, AMENDMENT AND FORFEITURE

A Director can revoke or amend his or her beneficiary recommendation. In addition, the Program can be amended, suspended or terminated by the Corporation's Board of Directors, in its sole discretion, as it deems advisable. There can be no assurance that a donation will be made to any organization, and an organization does not acquire any legal right to a donation as a result of being recommended by a Director to receive a donation, or as a result of being notified by Energy East Corporation of a potential future donation.

ENERGY EAST CORPORATION
DIRECTOR'S CHARITABLE GIVING PROGRAM
QUESTIONS AND ANSWERS

Q1. HOW DOES THE DIRECTOR'S CHARITABLE GIVING PROGRAM WORK?

A. Energy East Corporation (the "Corporation") will donate up to $250,000 to the charitable organizations you select. The donation on your behalf will be made by the Corporation, in your name, in ten equal installments. The first installment will be made as soon as is practicable following your death.

Q2. HOW WILL MY DONATION AMOUNT BE DETERMINED?

A. The Program vesting schedule determines the amount of the donation to be made on your behalf, and is based on your years of Board service. For Directors serving on the Board as of June 13, 2003, prior Board service will be counted as vesting service.

VESTING DATE	DONATION AMOUNT

Completion of one year of Board service	$ 50,000
Completion of two years of Board service	100,000
Completion of three years of Board service	150,000
Completion of four years of Board service	200,000
Completion of five years of Board service	250,000

However, notwithstanding the vesting requirement, you will become vested if you terminate Board service as a result of death, disability, or other circumstances as deemed appropriate by the Board, or if there is a Change in Control of the Corporation (as hereinafter defined) while you are actively serving on the Board.

Q3. HOW MANY DIFFERENT ORGANIZATIONS MAY I SELECT AND IN WHAT AMOUNTS?

A. You may recommend one organization to receive a $250,000 donation, or up to two organizations to receive aggregate donations of $250,000. Each recommended organization must be recommended to receive a donation of at least $100,000. If you recommend more than one organization to receive a donation, each recommended organization will receive a prorated portion of each annual installment. Each annual installment payment for your vested donation amount will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations.

For example, if you are vested and you recommend one organization to receive a $150,000 donation and another organization to receive $100,000, the $150,000 organization will receive 60% of each annual installment and the other organization will receive 40% of each installment.

Q4. ARE THERE ANY LIMITATIONS AS TO THE TYPES OF ORGANIZATIONS WHICH I CAN NAME TO RECEIVE DONATIONS?

A. In order to be eligible to receive a donation, a recommended organization must qualify to receive income tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Compensation and Management Succession Committee of the Corporation (the "Committee"). In addition, 100% of your donation amount must be allocated to qualifying organization(s) located within a state in which an Energy East Corporation affiliate operates. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A Director's private foundation is not eligible to receive a donation under the Program.

Q5. CAN I CHANGE MY BENEFICIARY RECOMMENDATION LATER IF I CHANGE MY MIND?

A. Yes, you may substitute a new recommendation to replace a prior one by completing a new Beneficiary Recommendation Form and filing it with the Corporation.

Q6. WHEN WILL THE CHARITABLE DONATIONS BE MADE?

A. The donation made on your behalf will be made in ten equal annual installments, with the first installment made as soon as is practicable following your death. Subsequent installments will be made during a pre-determined month each year.

Q7. WHY IS LIFE INSURANCE INVOLVED IN THE PROGRAM?

A. The Corporation intends to fund its Director's Charitable Giving Program donations by purchasing life insurance contracts on your life and on the lives of the other Directors.

Q8. WHO WILL OWN THE LIFE INSURANCE POLICIES?

A. The Corporation will be the sole owner and beneficiary of any life insurance policies. Neither you nor your recommended charitable organizations will have any rights or interest in the policies.

Q9. WHO WILL PAY THE LIFE INSURANCE PREMIUMS?

A. The Corporation will pay all premiums. You will have no financial obligation or commitment under the Program and will not give up any other current compensation or benefits to participate.

Q10. IS THIS PROGRAM EFFECTED BY SARBANES-OXLEY ACT OF 2002, SINCE IT UTILIZES LIFE INSURANCE?

A. No. Sarbanes-Oxley contains provisions which negatively impact an ownership arrangement of life insurance commonly referred to as split-dollar. Since the Program does not utilize split-dollar life insurance, Sarbanes-Oxley does not apply from an insurance perspective.

Q11. MAY I SELECT A CHARITY I AM EMPLOYED BY OR DONATE TIME TO?

A. Yes.

Q12. WHAT IS THE PURPOSE OF THE QUESTIONNAIRE AND MEDICAL HISTORY FORM WHICH I MUST COMPLETE TO ENROLL IN THE PROGRAM?

A. It is necessary for you to complete this form in order to provide the information needed by the Corporation to apply for insurance on your life. It is the Corporation's intention to use this insurance to fund the donations which will be made under the Program. You will submit your completed form directly to The Ayco Company, L.P., a consulting firm we have retained to conduct the installation of the Program. They will prepare the insurance application based on the information you provide on your form.

Q13. WILL I NEED TO TAKE A PHYSICAL IN ORDER TO PARTICIPATE IN THE PROGRAM?

A. You may have to submit to a physical examination; even if you do not need a physical, some minor tests may be required. Your requirements will be determined by the insurance company when they review your health and medical history information. The insurance company will pay for any required physical or tests.

Q14. WILL HEALTH PROBLEMS MAKE IT IMPOSSIBLE FOR ME TO PARTICIPATE IN THE PROGRAM?

A. No.

Q15. WILL I INCUR ANY CURRENT TAX LIABILITY AS A RESULT OF PARTICIPATION IN THE PROGRAM OR FROM THE PREMIUMS PAID TO THE INSURANCE COMPANY?

A. No, there is no tax cost or any other cost to you under current tax laws. Likewise, you and your estate will not receive a tax deduction as a result of the contributions made under this Program.

Q16. WHO WILL ADMINISTER THE PROGRAM?

A. The Program will be administered by the Compensation and Management Succession Committee of the Corporation. The installation of the Program will be conducted by The Ayco Company, L.P., a consulting firm employed by the Corporation.

Q17. WHAT HAPPENS IN THE EVENT OF A CHANGE IN CONTROL?

A. All persons actively serving as Directors of the Corporation at the time of a Change in Control of the Corporation (as hereinafter defined) will become immediately vested upon the Change in Control.

Q18. CAN THE PROGRAM BE CHANGED?

A. Yes, the Board of Directors of the Corporation may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program. However, if a Director becomes vested in the Program, as a result of a Change in Control of the Corporation, the Program may not be amended or terminated with respect to such Director.

Q19. WHEN IS THE PROGRAM EFFECTIVE?

A. In order to participate in the Program, an eligible Director must complete all required enrollment forms and procedures, including providing any requested health and medical history information and submitting to any required medical exams or tests (if life insurance is acquired). The Program will not be effective for any Director until he or she completes all enrollment procedures.

ENERGY EAST CORPORATION
DIRECTOR'S CHARITABLE GIVING PROGRAM

1. PURPOSE OF THE PROGRAM

The Energy East Corporation Director's Charitable Giving Program (the "Program") allows each eligible Director of Energy East Corporation (the "Corporation") to recommend that the Corporation make a donation of up to $250,000 to the eligible (as defined in Section 5) tax-exempt organization(s) (the "Donee(s)") selected by the Director, with the donation to be made in the Director's name. The purpose of the Program is to attract highly qualified individuals to serve as Directors and recognize the interest of the Corporation and its Directors in supporting worthy educational institutions and other charitable organizations.

2. ELIGIBILITY

All persons serving as Directors of the Corporation as of June 13, 2003 shall be eligible to participate in the Program. All Directors who join the Corporation's Board of Directors after that date shall be immediately eligible to participate in the Program upon election to the Board.

3. RECOMMENDATION OF DONATION

When a Director becomes eligible to participate in the Program, he or she shall make a written recommendation to the Corporation, on a form approved by the Corporation for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the Corporation donation to be made on his or her behalf. A Director may revise or revoke any such recommendation by signing a new recommendation form and submitting it to the Corporation.

4. AMOUNT AND TIMING OF DONATION

Each eligible Director may choose one organization to receive a Corporation donation of $250,000, or up to two organizations to receive donations aggregating $250,000. Each recommended organization must be recommended to receive a donation of at least $100,000. The donation will be made by the Corporation in ten equal annual installments, with the first installment to be made as soon as is practicable following the Director's death. Subsequent donation installments will be made during a pre-determined month each year. If a Director recommends more than one organization to receive a donation, each organization will receive a prorated portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportion as the total donation amount has been allocated among the organizations by the Director.

5. DONEES

In order to be eligible to receive a donation, a recommended organization initially, and at the time each donation installment is to be made, must qualify to receive income tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Compensation and Management Succession Committee of the Corporation (the "Committee"). In addition, 100% of your donation amount must be allocated to qualifying organization(s) located within a state in which an Energy East Corporation affiliate operates. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. If an organization recommended by a Director ceases to qualify as a Donee, and if the Director does not submit a form to change the recommendation, the amount recommended to be donated to the organization will instead be donated to the Director's remaining recommended qualified Donee(s) on a prorated basis. If none of the recommended organizations qualify, the donation may be made to an organization(s) selected by the Corporation.

As each recommended organization is subject to approval prior to the time each donation installment is to be made, there is no contractual or other legally enforceable obligation on behalf of the Corporation to continue the donation installments once they have commenced. In addition, the Corporation retains the right not to grant the donation recommended for any ineligible organization to another qualified organization.

6. VESTING

A Director will be fully vested in the Program: (a) upon the completion of five years of service as a Director, (b) in the event he or she terminates service due to death, disability, or other circumstances as deemed appropriate by the Board, or (c) if there is a Change in Control of the Corporation. For a Director who is not fully vested, the donation amount will be determined in accordance with the following schedule:

VESTING DATE	DONATION AMOUNT

Completion of one year of Board service	$ 50,000
Completion of two years of Board service	100,000
Completion of three years of Board service	150,000
Completion of four years of Board service	200,000
Completion of five years of Board service	250,000

For persons serving as Directors as of June 13, 2003, Board service prior to June 13, 2003 will be counted as vesting service.

7. FUNDING AND PROGRAM ASSETS

The Corporation may fund the Program or it may choose not to fund the Program. If the Corporation elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Corporation identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program or the Corporation. If the Corporation elects to fund the Program through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

8. AMENDMENT OR TERMINATION

The Board of Directors of the Corporation may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program and all donations thereunder.

9. ADMINISTRATION

The Program shall be administered by the Committee. The Committee shall have plenary authority in its discretion to interpret the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program, and to make any other determinations that it believes necessary or advisable for the administration of the Program. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

10. CHANGE IN CONTROL

If there is a Change in Control of the Corporation, all participants serving as Directors at the time of the Change in Control shall become immediately vested in the Program, and, notwithstanding the provisions of Section 8, the Program shall not thereafter be amended or terminated with respect to any person participating in the Program at the time of the Change in Control. For the purpose of the Program, the term "Change in Control" shall mean the happening of any of the following events:

(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (l) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board of Directors of the Corporation (the "Board") such that the individuals who, as of the effective date of the Program, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10, that any individual who becomes a member of the Board subsequent to the effective date of the Program, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

11. GOVERNING LAW

The Program shall be construed and enforced according to the laws of the State of New York, other than its conflicts of laws provisions, and all provisions thereof shall be administered according to the laws of said State.

12. EFFECTIVE DATE

The Program effective date is June 13, 2003. The recommendation of a Director will not be effective until he or she completes the Program enrollment requirements.